Exhibit 8.1

June 20, 2017 Granite Point Mortgage Trust Inc. 590 Madison Avenue 36th Floor New York, NY 10022	Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, CA 94105-2669 +1 415 773 5700 orrick.com

Re:                               Certain Federal Income Tax Considerations

Ladies and Gentlemen:

You have requested our opinion concerning certain United States federal income tax considerations in connection with the offering (the “Offering”) by Granite Point Mortgage Trust Inc., a Maryland corporation (“Granite Point”), of shares of Granite Point common stock (“Common Stock”), pursuant to a registration statement on Form S-11 (Reg. No. 333-218197) which was filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2017 (such registration statement, as subsequently amended, referred to herein as the “Registration Statement”).  We have acted as tax counsel to Granite Point in connection with the Offering, and have participated in the preparation of the Registration Statement and certain other documents.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of an officer of Granite Point (the “Granite Point Officer’s Certificate”) relating to, among other things, the actual and proposed operations of Granite Point and the entities in which it holds a direct or indirect interest (collectively, the “Company”). Furthermore, Two Harbors Investment Corp. (“Two Harbors”) has provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of an officer of Two Harbors relating to, among other things, the actual and proposed operations of Two Harbors and the entities in which it holds, or has held, a direct or indirect interest.  (The certificates provided by Granite Point and Two Harbors are collectively referred to hereinafter as the “Officers’ Certificates.”)  For purposes of this opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officers’ Certificates, the Registration Statement, or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice and have not reviewed, and of which we may be unaware.

Consequently, we have relied on your representation that the facts, statements, representations, and covenants presented in the Officers’ Certificates, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. We have also assumed that the facts, statements, representations and covenants provided by Two Harbors in the Contribution Agreement among Two Harbors, Granite Point and their affiliates (the “Contribution Agreement”) are accurate and complete.  Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with the statements in the Officers’ Certificates or the Contribution Agreement. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth or assumed herein or in the Officers’ Certificates or the Contribution Agreement may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or other copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Granite Point and each of the entities comprising the Company have been and will continue to be organized and operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In addition, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. We express no opinion on any issue relating to the Company or any investment in Granite Point other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that:

1.                   Commencing with Granite Point’s initial taxable year ending on December 31, 2017, Granite Point has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017 and subsequent years. As noted in the Registration Statement, Granite Point’s qualification and taxation as a REIT under the Code depend upon its ability to meet on a continuing basis, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels, the diversity of its stock ownership, and various other qualification requirements imposed under the Code, and may depend in part upon the operating results, organizational structure and entity classification for United States federal income tax purposes of certain entities in which it invests. We will not review or monitor Granite Point’s future results or compliance with these requirements. Accordingly, no assurance can be given that the actual results of Granite Point’s operations for any particular taxable year will satisfy the requirements for qualification and taxation as a REIT under the Code.

2.                   Although the discussion set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of Common Stock, such discussion, though general in nature, constitutes, in all material respects, an accurate summary under current law of the material United States federal income tax consequences of the ownership and disposition of Common Stock, subject to the qualifications, limitations and assumptions set forth therein. The United States federal income tax consequences of the ownership and disposition of Common Stock by a holder thereof will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations” as applied to any particular holder.

This opinion is furnished to you in connection with the Offering.  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Orrick, Herrington & Sutcliffe LLP under the headings “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP